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                                THE GALAXY FUND

                           GALAXY TAX-EXEMPT BOND FUND
                     GALAXY CONNECTICUT MUNICIPAL BOND FUND
                       GALAXY FLORIDA MUNICIPAL BOND FUND
                    GALAXY MASSACHUSETTS MUNICIPAL BOND FUND
                     GALAXY NEW JERSEY MUNICIPAL BOND FUND
                      GALAXY NEW YORK MUNICIPAL BOND FUND
                    GALAXY PENNSYLVANIA MUNICIPAL BOND FUND
                    GALAXY RHODE ISLAND MUNICIPAL BOND FUND
                    GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND
              GALAXY CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
             GALAXY MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

                          SUPPLEMENT DATED APRIL 1, 2002
                  TO THE ANNUAL REPORT DATED OCTOBER 31, 2001

THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE ANNUAL REPORT AND SHOULD BE READ IN CONJUNCTION WITH SUCH ANNUAL REPORT.

GALAXY FLORIDA MUNICIPAL BOND FUND

The last sentence in the first paragraph under "Galaxy Florida Municipal Bond Fund" on page 9 is hereby deleted and replaced by the following:

    Over the same time, the Florida intermediate municipal debt funds tracked by Lipper had an average total return of 8.54%, the Lehman Brothers Quality Intermediate 3-15 Year Blend Index had a total return of 9.98% and the Lehman Brothers 7-Year Municipal Bond Index had a total return of 9.87%.

GALAXY MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

The last sentence in the first paragraph under "Galaxy Massachusetts Intermediate Municipal Bond Fund" on page 16 is hereby deleted and replaced by the following:

    Over the same time, the Massachusetts intermediate municipal debt funds tracked by Lipper had an average total return of 9.00%, the Lehman Brothers Quality Intermediate 3-15 Year Blend Index had a total return of 9.98% and the Lehman Brothers 7-Year Municipal Bond Index had a total return of 9.87%.

ANNBNDLIPP (04/01/02)